Exhibit 21.1
Subsidiaries of the Registrant as of 12.31.2023

Name	Jurisdiction of Incorporation
Bitter Creek Exploration Inc.	Arizona, United States
Cascadia Mineral Claims Inc.	Oregon, United States
Computational Geosciences Inc.	Canada
Cordoba Minerals Corp	British Columbia, Canada
•Cordoba Minerals USA Corp. (Colorado)	Colorado, United States
•Desert Water Development Company	Utah, United States
• Desert Investment Network Group LLC.	Arizona, United States
•Cordoba Holdings Corp.	British Columbia, Canada
•Sabre Metals Master Ltd.	Bermuda
•Cordoba Minerals Holdings Ltd.	Barbados
•Minerales Cordoba S.A.S.	Colombia
•Fundacion Unidos Por El San Jorge	Colombia
•CMH Colombia S.A.S.	Colombia
•Cobre Minerals S.A.S.	Colombia
•Recursos de Colombia S.A.S.	Colombia
•Exploradora Cordoba S.A.S.	Colombia
•Mincordoba S.A. S.	Colombia
Crystal Haven Holdings Pty Ltd	Australia
GEO27, Inc.	Delaware, United States
HPX Servicios Chile SpA	Chile
IE Montana Holdings Corp	Montana, United States
Ivanhoe Electric (BVI) Inc.	British Virgin Islands
Ivanhoe Electric MENA Holdings Ltd. Ivanhoe Electric (PNG) Limited	France Papua New Guinea
Ivanhoe Electric Nevada Holding Inc.	Delaware, United States
Ivanhoe Electric Services USA Inc.	Delaware, United States
Ivanhoe Electric Technology (Beijing) Co. Ltd.	Peoples Republic of China
Ivanhoe North Carolina Holding Inc.	Delaware, United States
IVNE Australia PTY Ltd	Australia
IVNE BC Holdings Ltd.	Canada
IVNE HK Holdings Inc.	British Virgin Islands
IVNE HK Limited	Hong Kong
IVNE Ivory Coast Inc.	British Virgin Islands
IVNE Services Canada Ltd.	British Columbia, Canada
Kaizen Discovery Inc.	British Columbia, Canada
•Kaizen Peru Holdings Ltd.	British Columbia, Canada
•Kaizen Discovery Peru S.A.C.	Peru
•Swala Resources Inc.	British Columbia, Canada
Lincoln Cave Exploration Inc.	Utah, United States
Little Sahara Exploration Inc.	Utah, United States
Ma’aden Ivanhoe Electric Exploration and Development Limited Company Mesa Cobre Holding Corporation	Kingdon of Saudi Arabia Delaware, United States
Rocksteady Exploration Inc.	Arizona, United States
Sand Hill Exploration Inc.	Arizona, United States
Sun Devil Solar Holdings Inc.	Delaware, United States
Tintic Copper & Gold Inc.	Utah, United States
VRB Energy Inc.	Cayman Islands
•VRB Energy International PTE. Limited	Singapore
•VRB Energy System (Beijing) Co., Ltd.	Peoples Republic of China
•VRB Energy Operations (Beijing) Co., Ltd.	Peoples Republic of China
•VRB Energy Operations (Hubei) Co., Ltd	Peoples Republic of China
•Hebei Dahia Energy Storage Technology Co., Ltd. •VRB Energy USA Inc.	Peoples Republic of China Delaware, United States